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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              AMCV Capital Trust I
          -------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                  Applied For
          ------------------                           -----------------
(State of Incorporation or Organization)       (IRS Employer Identification No.)

  Two North Riverside Plaza, Suite 200, Chicago, Illinois          60606
 ---------------------------------------------------------         -----
        (Address of Principal Executive Offices)                 (Zip Code)


                          American Classic Voyages Co.
      ---------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                               31-0303330
          ------------------                        ----------------
(State of Incorporation or Organization)    (IRS Employer Identification No.)

  Two North Riverside Plaza, Suite 200, Chicago, Illinois          60606
 ---------------------------------------------------------         -----
        (Address of Principal Executive Offices)                 (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box | |

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box |X|

         Securities Act Registration Statement number file to which this form relates: 333-94771 (if applicable)

         Securities to be registered pursuant to Section 12(b) of the Act: None.

         Securities to be registered pursuant to Section 12(g) of the Act:

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          TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                      EACH CLASS IS TO BE DELIVERED
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 ____% Trust Convertible Preferred Securities          Nasdaq National Market
 (and the guarantee by American Classic
 Voyages Co. with respect thereto)
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ITEM 1.    DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

           For a full description of the ___% Convertible Trust Preferred Securities of AMCV Capital Trust I (the "Securities") and American Classic Voyages Co.'s guarantee with respect to the Securities (the "Guarantee") being registered hereby, we refer you to the information contained under the captions "Description of Preferred Securities of the AMCV Trust" and "Description of Guarantees" in the prospectus which forms part of the Registration Statement on Form S-3 (the "Registration Statement") of AMCV Capital Trust I and American Classic Voyages Co. (together, the "Registrants") filed with the Securities and Exchange Commission on January 14, 2000 under the Securities Act of 1933, as amended, which Registration Statement was amended by Amendment No. 1 filed with the SEC on January 28, 2000 and declared effective on January 28, 2000 (Registration Statement No. 333-94771), and under the captions "Description of Preferred Securities" and "Description of the Preferred Securities Guarantee" in a preliminary prospectus supplement filed by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on February 7, 2000. The information contained in the foregoing Registration Statement, prospectus and prospectus supplement is incorporated herein by reference.

ITEM 2.    EXHIBITS

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      1.       Prospectus dated January 14, 2000, included in Registrants'
               Registration Statement (Registration Statement No. 333-94771) on Form S-3 as filed with the SEC on January 14, 2000 and as amended by Amendment No. 1 filed with the SEC on January 28, 2000 and the accompanying preliminary prospectus supplement (File No. 333-94771-01) filed with the SEC on February 7, 2000, each of which are hereby incorporated by reference
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      2.       Form of Junior Convertible Subordinated Indenture (incorporated herein by reference to Exhibit 4.2 to the Registration Statement)
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      3.       Certificate of Trust of AMCV Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement)
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      4.       Declaration of Trust of AMCV Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registration Statement)
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      5.       Form of Amended and Restated Declaration of Trust of AMCV Capital
               Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement)
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      6.       Form of Preferred Securities Guarantee Agreement by American
               Classic Voyages Co. (incorporated by reference to Exhibit 4.6 to the Registration Statement)
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      7.       Form of Preferred Security (included in Exhibit 5)
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      8.       Form of Convertible Subordinated Debenture (included in Exhibit
               2)
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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by each of the undersigned hereunto duly authorized.

                                   AMERICAN CLASSIC VOYAGES CO.



Date: February 15, 2000            By: /s/ Jordan B. Allen
                                       -----------------------------------------
                                       Jordan B. Allen, Executive Vice President
                                       and General Counsel



                                   AMCV CAPITAL TRUST I

                                   By:  American Classic Voyages Co., as Sponsor



Date: February 15, 2000            By: /s/ Jordan B. Allen
                                       -----------------------------------------
                                       Jordan B. Allen
                                       Executive Vice President and General
                                       Counsel